UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2020

Central Index Key Number of the issuing entity: 0001802215

Benchmark 2020-B17 Mortgage Trust

(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0001013611

J.P. Morgan Chase Commercial Mortgage Securities Corp.

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0000835271

JPMorgan Chase Bank, National Association

Central Index Key Number of the sponsor: 0001541294

German American Capital Corporation

Central Index Key Number of the sponsor: 0001701238

Citi Real Estate Funding Inc.

(Exact Names of the Sponsors as Specified in their Charters)

New York	333-226123-08	13-3789046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

383 Madison Avenue, New York, New York	10179
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (212) 834-5467

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations.

Item 1.01.	Entry into a Material Definitive Agreement.

On or about March 24, 2020, a series of mortgage pass-through certificates, entitled Benchmark 2020-B17 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2020-B17 (the “Certificates”), was issued by Benchmark 2020-B17 Mortgage Trust (the “Issuing Entity”), pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2019 (the “Pooling and Servicing Agreement”), between J.P. Morgan Chase Commercial Mortgage Securities Corp. (the “Registrant”), as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

The Mortgage Loan identified as “1501 Broadway” on Exhibit B to the Pooling and Servicing Agreement (the “1501 Broadway Mortgage Loan”), which is an asset of the Issuing Entity, is part of a whole loan (the “1501 Broadway Whole Loan”) that includes the 1501 Broadway Mortgage Loan, and four pari passu promissory notes (collectively, the “Companion Loans”) that are not assets of the Issuing Entity. The Pooling and Servicing Agreement provides that the 1501 Broadway Whole Loan is to be serviced and administered (i) until the securitization of the related controlling Companion Loan, under the pooling and servicing agreement governing the Benchmark 2020-IG1 transaction, and (ii) from and after the securitization of the related controlling Companion Loan, under the pooling and servicing agreement entered into in connection with that securitization.

On May 22, 2020, the controlling Companion Loan related to the 1501 Broadway Whole Loan was securitized pursuant to the Benchmark 2020-IG2 securitization transaction. As of such date, the 1501 Broadway Whole Loan, including the 1501 Broadway Mortgage Loan, is being serviced and administered under the Pooling and Servicing Agreement, dated as of May 1, 2020 (the “Benchmark 2020-IG2 Pooling and Servicing Agreement”), among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “Non-Serviced Master Servicer”) and as special servicer (in such capacity, the “Non-Serviced Special Servicer”), and Wells Fargo Bank, National Association, as certificate administrator, paying agent, custodian and trustee. The Benchmark 2020-IG2 Pooling and Servicing Agreement is attached hereto as Exhibit 99.1.

The terms and conditions of the Benchmark 2020-IG2 Pooling and Servicing Agreement applicable to the servicing of the 1501 Broadway Mortgage Loan are substantially similar to the terms and conditions of the Pooling and Servicing Agreement applicable to the servicing of the other Mortgage Loans, as described under “Pooling and Servicing Agreement” in the Prospectus filed by the Issuing Entity pursuant to Rule 424(b)(2) with respect to the Certificates on March 24, 2020 (the “Prospectus”), however the servicing arrangements under such agreements will differ in certain respects, including the items set forth under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General” in the Prospectus and the following:

•	The Non-Serviced Master Servicer will earn a primary servicing fee in connection with its primary servicing obligations for the 1501 Broadway Whole Loan that will accrue at a rate of 0.00125% per annum.

•	Upon the 1501 Broadway Mortgage Loan becoming a specially serviced loan under the Benchmark 2020-IG2 Pooling and Servicing Agreement, the Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such mortgage loan that will accrue at a rate equal to 0.25% per annum, until such time as such mortgage loan is no longer specially serviced.

•	The Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each payment of principal (other than any amount for which a liquidation fee would be paid) and interest (other than default interest and excess interest) made by the related borrower after a workout. The workout fee is subject to a $1,000,000 fee cap.

•	The Non-Serviced Special Servicer will be entitled to a liquidation fee equal to the lesser of 1.00% of net liquidation proceeds received in connection with a liquidation and such lower rate as would result in a liquidation fee of $1,000,000.

•	There is no operating advisor or asset representations reviewer under the Benchmark 2020-IG2 Pooling and Servicing Agreement, and no dispute resolution procedures similar to those in the Pooling and Servicing Agreement.

Section 9. Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Pooling and Servicing Agreement, dated as of May 1, 2020, among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, and Wells Fargo Bank, National Association, as certificate administrator, paying agent, custodian and trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

By:	/s/ Harris Rendelstein
Name: Harris Rendelstein Title: Vice President

Dated: June 2, 2020